UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 7, 2005

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 7, 2005, on the recommendation of the Governance and Nominating Committee, the Board of Directors of the Company elected Thomas H. Johnson as a director of the Company for a term expiring at the annual meeting of shareholders in 2008. Concurrently with his election to the Board of Directors, Mr. Johnson was appointed as a member of the Compensation Committee and the Governance and Nominating Committee of the Board.

There are no arrangements or understandings between Mr. Johnson and any other persons pursuant to which Mr. Johnson was selected as a director, and there are no prior relationships between Mr. Johnson and the Company or transactions with the Company in which Mr. Johnson has a material interest or which are required to be disclosed under Item 404(a) of Regulation S-K.

The Company issued a press release on December 8, 2005 announcing the election of Mr. Johnson, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit Number	Description

99.1	Press Release dated December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Dated: December 8, 2005

	By:	/s/ David S. Aldridge
		Name:	David S. Aldridge
		Title:	Executive Vice President, Chief Financial Officer and Treasurer